As filed with the Securities and Exchange Commission on April 3, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Trio Petroleum Corp

(Exact name of registrant as specified in its charter)

Delaware	1311	87-1968201
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

23823 Malibu Road, Suite 304

Malibu, CA 90265

Telephone: (661) 324-3911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robin Ross

Chief Executive Officer

Trio Petroleum Corp

23823 Malibu Road, Suite 304

Malibu, CA 90265

Telephone: (661) 324-3911

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.

Scott M. Miller, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective.

SUBJECT TO COMPLETION, DATED APRIL 3, 2026

PROSPECTUS

Trio Petroleum Corp

1,359,024 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders, Novacor Exploration Ltd., a corporation incorporated under the Canada Business Corporations Act (“Novacor”) and McDermott Will & Schulte LLP (“McDermott and collectively with Novacor, the “Selling Stockholders”), or their transferees, pledgees, donees or other successors-in-interest, from time to time, of up to 1,359,024 shares of common stock, par value $0.0001 per share (the “Shares”), of Trio Petroleum Corp (the “Company,” “us,” “we” or “our”) held by the Selling Stockholders. Of the 1,359,024 Shares being registered for resale in this prospectus, (i) 912,875 of the Shares, which are held by Novacor, were issued to it as consideration, in connection with our acquisition of certain assets of Novacor in December 2025 (the “December 2025 Novacor Acquisition”), pursuant to the terms and conditions of an Asset Purchase Agreement, dated as of December 30, 2025, by and among the Company, Trio Petroleum Canada Corp., an Alberta, Canada corporation a wholly-owned subsidiary of the Company (“Trio Canada”) and Novacor (the “December 2025 Novacor APA”) and (ii) the remaining 446,149 Shares, which are held by McDermott, were issued to it as consideration, for the settlement and payment by the Company to McDermott, for certain legal services, pursuant to the terms and conditions of a Settlement and Release Agreement, dated March 24, 2026 (the McDermott Settlement Agreement”). We are registering the Shares on behalf of the Selling Stockholders, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to each of the Selling Stockholders.

The Selling Stockholders may resell or dispose of their Shares, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described under the heading “Plan of Distribution” beginning on page 16 of this prospectus. The Selling Stockholders will each bear its commissions and discounts, if any, attributable to the sale or disposition of its Shares, or interests therein, held by such Selling Stockholder. We will bear all costs, expenses and fees in connection with the registration of the Shares. We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

Our common stock is listed on the NYSE American under the symbol “TPET.” On April 2, 2026, the last reported sale price of our common stock on the NYSE American was $0.686 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus, contained in the applicable prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus         , 2026.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither of the Selling Stockholders is making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Stockholders may sell up to 1,359,024 shares of our common stock (the “Shares”) from time to time as described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the Shares offered pursuant to this prospectus.

We may also file a prospectus supplement or post-effective amendment to the Registration Statement that may contain material information relating to the offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to the offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any Shares, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” beginning on page 18 and “Incorporation of Certain Information by Reference” beginning on page 18.

Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Stockholders will not make an offer to sell these Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any post-effective amendment or any prospectus supplement may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” incorporated by reference in this prospectus, any post-effective amendment and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our” and “Company” refer to Trio Petroleum Corp.

When we refer to “you,” we mean the potential purchasers of the Shares.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our ability to find, acquire or gain access to other discoveries and prospects and to successfully develop our current discoveries and prospects;

●	uncertainties inherent in making estimates of our oil and natural gas data;

●	the successful implementation of our discovery, drilling, development and production plans at our various projects;

●	projected and targeted capital expenditures and other costs, commitments and revenues;

●	our dependence on our key management personnel and our ability to attract and retain qualified technical personnel;

●	the ability to obtain financing and the terms under which such financing may be available;

●	the volatility of oil and natural gas prices;

●	the availability and cost of developing appropriate infrastructure around and transportation to our discoveries and prospects;

●	the availability and cost of drilling rigs, production equipment, supplies, personnel and oilfield services;

●	other competitive pressures;

●	potential liabilities inherent in oil and natural gas operations, including drilling risks and other operational and environmental hazards;

●	current and future government regulation of the oil and gas industry;

●	cost of compliance with laws and regulations;

●	changes in environmental, health and safety or climate change laws, greenhouse gas regulation or the implementation of those laws and regulations;

●	environmental liabilities;

●	geological, technical, drilling and processing problems;

●	military operations, terrorist acts, wars or embargoes, including the current conflict in the Middle East;

●	the cost and availability of adequate insurance coverage;

●	our vulnerability to severe weather events; and

●	other risk factors discussed in the “Risk Factors” section of this prospectus.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

iii

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 8 and our financial statements and the related notes included elsewhere in this prospectus, and other information that we incorporate by reference herein, before making an investment decision.

Business Overview

We are an oil and gas exploration and development company headquartered in Malibu, California, with our principal executive offices located at 23823 Malibu Road, Suite 304, Malibu, California 90265, with operations in Monterey County, California, Uintah County, Utah, Lloydminster, Saskatchewan, and Alberta.

We have had revenue-generating operations since the McCool Ranch Oil Field (defined hereafter) was restarted on February 22, 2024, and recognized our first revenues in our fiscal quarter ended April 30, 2024, and received the proceeds from these operations in June 2024. During the period ended April 30, 2025 we began generating revenue from our newly acquired properties in Saskatchewan, Canada.

Our Canadian projects represent a significant growth opportunity, driven primarily by planned workovers intended to enhance production across the acquired assets. We began executing this program immediately following the closing of our April 2025 acquisition of certain heavy oil assets in west-central Saskatchewan, Canada, including producing heavy oil wells, from Novacor, a company recognized as one of the lowest-cost operators in the region. In November 2025, we expanded our presence with the acquisition of a second Canadian project from Capital Land (defined below). Our strategy continues to focus on acquiring assets that generate immediate cash flow, provide meaningful long-term development potential, and offer the potential for transformative value creation through targeted strategic investment.

We were formed to initially acquire an approximate 82.75% working interest (which was subsequently increased to an approximate 85.775% working interest) from Trio LLC (“Trio LLC”) in the large, approximately 9,300-acre South Salinas Project that is located in Monterey County, California, and subsequently partner with certain members of Trio LLC’s management team to develop and operate those assets. We hold an approximate 68.62% interest after the application of royalties (“net revenue interest”) in the South Salinas Project. Trio LLC holds an approximate 3.9% working interest in the South Salinas Project. We and Trio LLC are separate and distinct companies. The remaining working interests are owned by two unrelated parties.

Initially, California was a significant part of our geographic focus; however, due to rising drilling costs and the negative impact on potential profitability, we have strategically shifted our efforts beyond California to pursue more economically viable opportunities. This transition is reflected in our acquisition of an interest in oil properties that are a part of the Asphalt Ridge Project in Uintah County, Utah, as well as our recent acquisitions from Novacor, described herein, in the prolific Lloydminster, Saskatchewan heavy oil region and from Capital Land in the County of Vermilion of River (formerly known as the Municipal District of Wellington No. 41) located in Alberta, Canada.

Recent Developments

South Salinas Project

Efforts to obtain from Monterey County conditional use permits and a full field development permit for the South Salinas Project are progressing.

McCool Ranch Oil Field

On October 16, 2023, we entered into a Purchase and Sale Agreement with Trio LLC (the “McCool Ranch Purchase Agreement”) pertaining to the McCool Ranch Oil Field. Pursuant to this agreement, effective October 1, 2023, we entered into an agreement to acquire an approximate 22% working interest in and to certain oil and gas assets at the McCool Ranch Field, located in Monterey County, California, near our flagship South Salinas Project.

1

The acquired assets included six oil wells, a water-disposal well, a steam generator, boiler, storage tanks, and various operational infrastructure. While initial production was restarted on February 22, 2024, we have subsequently determined that under previously negotiated terms, natural gas prices and water disposal costs, particularly in California, makes it cost prohibitive for the Company to employ cyclic-steam operations to increase production and will not be economically feasible in the long run. On May 27, 2025, we executed a termination agreement with Trio LLC to end operations at the location and abandon all related leases. Capitalized costs totaling $500,614 have been written off and expensed in the statement of operations for the period ended April 30, 2025.

Formation of a Canadian Wholly-Owned Subsidiary

On March 28, 2025, we formed Trio Canada. Our Chief Executive Officer, Robin Ross, is also the Chief Executive Officer of Trio Canada and also serves as Secretary/Treasurer. Our Chief Financial Officer, Greg Overholtzer, is also the Chief Financial Officer of Trio Canada. Robin Ross also serves as the sole director of Trio Canada.

Loan to Trio Canada

As of April 4, 2025, we entered into a Loan and Note Purchase Agreement (the “Subsidiary Loan Agreement”) with Trio Canada, made a loan (the “Subsidiary Loan”) to Trio Canada, in the amount of US$1,131,000 (the “Subsidiary Loan Amount”), and Trio Canada issued to us a three-year promissory note, with a maturity date of April 4, 2028, in the principal amount of US$1,131,000 (the “Subsidiary Note”) evidencing the Subsidiary Loan Amount. The outstanding principal amount of the Subsidiary Note accrues interest at a rate of 12% per annum.

Under the terms of the Loan Agreement, the Loan Amount was used to pay the remaining cash amount payable to Novacor, in connection with the Novacor Acquisition, and the remainder of the Loan Amount is to be used for ongoing operating costs of Trio Canada.

April 2025 Novacor Acquisition

As of April 4, 2025, we entered into an Asset Purchase Agreement (the “April 2025 Novacor APA”) with Trio Canada and Novacor, pursuant to which, subject to the terms and conditions set forth in the April 2025 Novacor APA, Trio Canada acquired certain assets of Novacor relating to its oil and gas business, including certain contracts, leases and permits for working interests in petroleum and natural gas and mineral rights located in the Lloydminster, Saskatchewan heavy oil region in Canada (collectively, the “April 2025 Novacor Assets”), free and clear of any liens other than certain specified liabilities of Novacor that were assumed by Trio Canada (the “April 2025 Novacor Acquisition”) for a total purchase price of (i) US$650,000, in cash and (ii) the issuance to Novacor of 526,536 shares of common stock of the Company. The April 2025 Novacor Acquisition was consummated in two closings, which was completed on May 22, 2025. Six of the seven equipped wells are currently producing in the newly acquired Novacor property.

P.R. Spring Letter of Intent and Option

On May 15, 2025, we entered into a non-binding Letter of Intent (LOI) with HSO for the potential acquisition of 2,000 acres of oil and gas properties at P.R. Spring, Uintah Basin, Utah (“P.R. Spring”), which is adjacent to Asphalt Ridge. The LOI contemplates our issuance of 1,492,272 restricted shares of common stock and the payment of $850,000 at closing, subject to execution of definitive agreements. Upon signing the LOI, we made a non-refundable $150,000 payment to HSO in consideration for the option. The LOI requires evidence of a minimum sustained production rate of 40 barrels per day for a continuous 30-day period from two wells at Asphalt Ridge by May 15, 2026, or the LOI will expire unless extended by us. We are not under any obligation to enter into definitive agreements in connection with an acquisition.

2

Capital Land Services Acquisition

On August 20, 2025, the Company), through its wholly owned subsidiary Trio Canada, entered into an Asset Purchase Agreement (the “Capital Land Services APA”) with Capital Land Services Ltd. (“Capital Land Services”). Pursuant to the Capital Land Services APA, Trio Canada acquired certain mineral leasehold interests and related rights located in the County of Vermilion of River, Alberta, Canada, together with associated contracts, permits, and registrations (collectively, the “Capital Land Services Assets”). The total purchase price was CD$150,000 in cash and the issuance of restricted shares of the Company’s common stock having an aggregate value of CD$150,000.

On November 3, 2025, the transactions contemplated under the APA were completed (the “Capital Land Acquisition”). At closing, Trio Canada paid to Capital Land Services CD$150,000, in cash, and the Company issued to Capital Land Services 104,227 restricted shares of its common stock, Trio Canada acquired the Capital Land Services Assets, including certain wells acquired out of receivership. Due to regulatory requirements of the Alberta Energy Regulator (“AER”), the Company arranged for all applicable licenses to be transferred to Novacor. Novacor utilizes Capital Land Services as its AER agent. In consideration for Capital Land Services’ services as AER agent, the Company granted Capital Land Services a 1% gross overriding royalty with respect to the mineral rights, for as long as Capital Land Services continues to provide such services.

December 2025 Novacor Acquisition.

As of December 30, 2025, the Company entered into an Asset Purchase Agreement (the “December 2025 Novacor APA”) with Trio Canada, and Novacor, pursuant to which, subject to the terms and conditions set forth in the December 2025 Novacor APA, Trio Canada acquired certain assets of Novacor relating to Novacor’s oil and gas business, including certain contracts, leases and permits for working interests in petroleum and natural gas and mineral rights located in the Lloydminster, Saskatchewan heavy oil region in Canada (collectively, the “December 2025 Novacor Assets”), free and clear of any liens other than certain specified liabilities of Novacor that were assumed by Trio Canada (the “December 2025 Novacor Acquisition”) for a total purchase price of CD$1 Million (US$730,300 based on the applicable exchange rate to U.S. Dollars). The Company issued to Seller 912,875 restricted shares of common stock of the Company, subject to certain registration rights, which are the Shares being registered for resale in the Registration Statement.

The December 2025 Novacor Acquisition was closed on December 30, 2025, simultaneously with the execution by the Company, Trio Canada and Novacor of the December 2025 Novacor APA and other transaction documents.

Following the Closing, (i) operating costs for the December 2025 Novacor Assets shall, for a period of two (2) years, be held at the levels detailed in the auditor’s report over the eighteen (18) month period prior to the Closing, prepared for Trio Canada on the basis of the due diligence materials provided by Novacor to Trio Canada in connection with the December 2025 Novacor Acquisition, unless mutually agreed otherwise; (ii) after such two-year period, operating costs shall remain competitive with other operators in the area; and (iii) Trio Canada shall be entitled to terminate Novacor’s post-Closing actions at any time on 30 days’ prior written notice to the Novacor. After the Closing, with respect to the December 2025 Novacor Assets, Novacor shall act as the on-site operator of the December 2025 Novacor Assets and perform all work and services as provided in the December 2025 Novacor APA.

On December 30, 2025, the Company and Novacor executed and entered into a Registration Rights Agreement with respect to the restricted shares (the “Novacor Registration Rights Agreement”). Pursuant to the provisions of the Novacor Registration Rights Agreement, Novacor is entitled to certain “piggyback” registration rights, with respect to the Registrable Securities (as such term is defined in the Registration Rights Agreement), providing Novacor with the right to include the Registrable Securities in a registration statement filed by the Company for the registration of its securities and/or the resale of shares of common stock by other stockholders of the Company (a “Piggyback Registration Statement”), subject to certain limitations and restrictions. In the event that the Registrable Securities are not included in a Piggyback Registration Statement filed by the Company with the SEC on or before March 31, 2026, the Company is obligated to file a registration statement on or before March 31, 2026, to register the resale of the Registrable Securities, subject to certain limitations and restrictions. The Company has agreed to pay all fees relating to the registration of the Registrable Securities, except any broker or similar commissions payable by a holder of Registrable Securities. The Registration Statement is being filed by the Company, in part, to satisfy its registration obligations under the Novacor Registration Rights Agreement.

3

January 2026 At-the-Market Offering

On January 9, 2026, we entered into an At Market Issuance Sales Agreement (the “ATM Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) as agent, pursuant to which we have the ability to issue and sell shares of our common stock from time to time through Ladenburg (the “ATM Offering”). On January 9, 2026, we also filed a prospectus supplement with the SEC covering the sale of shares of common stock having an aggregate offering price of up to $3,600,000, in connection with the ATM Offering. On May 3, 2026, May 4, 2026, May 5, 2026, May 10, 2026, and March 30, 2026, we filed five amendments to the prospectus supplement covering sales of additional shares of common stock (collectively with the shares covered under the prospectus supplement, the “Placement Shares”) having aggregate offering prices of $3,292,000, 6,485,000, 4,000,000, $1,641,000 and $1,010,000, respectively. Upon delivery of a Placement Notice (as such term is defined in the ATM Agreement) and subject to the terms and conditions of the ATM Agreement, Ladenburg has agreed to use its commercially reasonable efforts to sell the Placement Shares by (i) any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE American or on any other existing trading market for the common stock and/or (ii) any other method permitted by law with the Company’s consent. The ATM Agreement provides that Ladenburg will be entitled to aggregate compensation for its services up to 3.0% of the gross proceeds from each sale of Placement Shares sold through Ladenburg under the ATM Agreement.

As of the date of this prospectus, we have sold a total of 20,651,554 Placement Shares, pursuant to the ATM Offering, generating gross proceeds of $20,027,510.43 and net proceeds to us of $19,426,684.11, after deduction of commissions payable to Ladenburg.

McDermott Settlement Agreement

On March 24, 2026, the Company entered into the McDermott Settlement Agreement with McDermott, pursuant to which, subject to the terms and conditions set forth in the McDermott Settlement Agreement, the Company agreed to resolve, settle, and compromise among other things the Company’s obligation to pay an aggregate of $392,700.23 in fees for legal services previously performed by McDermott for the Company (the “Fees”). In consideration of the Fees, the Company issued to McDermott 446,149 restricted shares (the “Settlement Shares”) of common stock of the Company, as determined by the calculation as set forth in the Settlement Agreement (the “Settlement Payment”). The Company also agreed to have such Settlement Shares registered on a resale registration statement, with the Company to use its commercially reasonable efforts to file such resale registration statement with the SEC within twenty (20) calendar days after the issuance of the Settlement Shares, and to use its commercially reasonable efforts to cause such resale registration statement to become effective by the SEC within forty-five (45) days after the issuance of the Settlement Shares. The registration statement, of which this prospectus forms a part, is being filed, in part, to satisfy the Company’s agreement to register the Settlement Shares for resale.

In consideration of the Settlement Payment and effective as of the date of the filing of the Registration Statement, both the Company and McDermott agreed to release and discharge the other party from all liabilities, claims, obligations, and all other legal responsibilities of any form whatsoever relating to: (i) the subject matter of the McDermott Settlement Agreement; (ii) any acts or omissions by either party occurring prior to the date of the McDermott Settlement Agreement; and (iii) any costs, attorneys’ fees or expenses incurred by either party in connection with the subject matter of the McDermott Settlement Agreement prior to the date of entry into the McDermott Settlement Agreement.

Market Opportunity

We believe with our strong cash position, the Company is positioned to acquire productive oil and gas assets both in North America and abroad. Our newly established oil and gas operations in Canada strategically positions the Company to expand its operations into one of North America’s most promising heavy oil basins, with upside potential for long term production and reserve growth. Trio believes expanding operations into Canada offers economic development and low operational costs. Trio also believes that the market accessibility combined with a favorable regulatory process makes this area very attractive for continued and future development.

The oil and gas industry is operationally challenging in California, where we have the South Salinas Project, due primarily to regulatory issues and to efforts to facilitate an energy transition away from fossil fuels. TPET believes that given the size and future anticipated costs of exploration, it is best to seek out a joint venture partner who has the capacity to continue to operate in California.

The oil and gas industry currently appears operationally favorable in Utah, where we have the Asphalt Ridge asset and an option on the PR Spring project in the same Uintah basin. TPET believes that the overall operating environment and the market for oil and gas in Utah should remain favorable for the foreseeable future.

TPET’s operations may help meet the USA’s demanding oil and gas needs that are expected to remain strong for the foreseeable future, while supporting the country’s goal of energy independence, and supporting local and state economies with tax revenue and jobs.

Business Strategies

Our primary business strategies and objectives are to acquire larger oil and gas projects ranging from 300 to 750 barrels per day while growing our recently acquired Canadian assets. We intend to acquire projects that generate immediate cash flow and/or offer workover opportunities without committing huge resources to new exploratory drilling, or offer transformative growth potential with strategic investment in favorable political and economic environments such as our option on PR Spring in Uintah Basin, Utah. TPET’s current strategy and focus at the South Salinas Project is to seek out a joint venture partner with the knowledge and capacity to operate in California. We are also endeavoring to secure approval permits for full field development, and similar matters.

4

TPET’s current strategy and focus at the PR Spring project is to monitor the results of the new 2-4 and 8-4 wells at the Company’s Asphalt Ridge project. Once production attains 40 barrels per day for thirty days from both wells, TPET will be in a position to exercise its option on the 2000-acre project and enter into a Definitive development agreement.

TPET’s primary strategies and objectives are focused on growing the Company into a highly profitable, independent oil and gas company.

Our Growth Strategy

TPET’s recent substantial increase in its cash position will allow for growth through immediate acquisition and with the goal of becoming a substantial independent oil and gas company. The Company will be looking to acquire projects that generate immediate cash flow as in our Canadian assets or offer transformative growth potential with strategic investment such as our option on P.R. Spring in Utah only with substantially larger size.

Competition

There are many large, medium, and small-sized oil and gas companies and third-parties that are our competitors. Many of these competitors have extensive operational histories, experienced oil and gas industry management, profitable operations, and significant reserves and funding resources. Our efforts to acquire additional oil/gas properties in California and elsewhere may be met with competition.

Government Regulation

We are subject to a number of federal, state, county and local laws, regulations and other requirements relating to oil and natural gas operations. The laws and regulations that affect the oil and natural gas industry are under constant review for amendment or expansion. Some of these laws, regulations and requirements result in challenges, delays and/or obstacles in obtaining permits, and some carry substantial penalties for failure to comply. The regulatory burden on the oil and natural gas industry increases our cost of doing business, can affect and even obstruct our operations and, consequently, can affect our profitability. These burdens include regulations relating to transportation of oil and gas, drilling and production and other regulatory matters.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company” we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus supplement as incorporated by reference herein;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	not being required to comply with any requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

5

We may take advantage of these provisions until October 31, 2028, which is the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering (“IPO”). However, if any of the following events occur prior to the end of such five-year period, (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period, or (iii) we become a “large accelerated filer,” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), we will cease to be an emerging growth company prior to the end of such five-year period. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus supplement and our periodic reports and proxy statements.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus supplement, with the accompanying based prospectus, are a part (the “Registration Statement”) and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our Common Stock) or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

Corporate Information

We were formed as a Delaware corporation in July 2021. Our headquarters are in Malibu, California, and our principal executive offices are located at 23823 Malibu Road, Suite 304, Malibu, CA 90265, and our telephone number is (661) 324-3911. Our website address is www.trio-petroleum.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

6

THE OFFERING

Securities to be Offered	Up to an aggregate of 1,359,024 shares of common stock, held by the Selling Stockholders (the “Shares”).

Terms of the offering	The Selling Stockholders will determine when and how each of them will sell their Shares offered in this prospectus, as described in the “Plan of Distribution.”

Shares of Common Stock outstanding prior to this offering (1)	33,826,398 shares of common stock.

Common Stock Outstanding after completion of this offering (1)	33,826,398 shares of common stock.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

Listing of Securities:	Our common stock is listed on the NYSE American under the symbol “TPET.”

Risk Factors:	An investment in the Shares is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1) The number of shares of common stock outstanding after this offering is based on 33,826,498 shares of common stock outstanding as of April 2, 2026, but excludes:

●	up to 171,994 shares of common stock issuable upon the exercise of outstanding warrants at a weighted exercise price of $13.52 per share;

●	up to 6,000 shares of common stock issuable upon the exercise of outstanding options awarded under our 2022 Equity Incentive Plan at a weighted exercise price of $10.46 per share.

●	962,633 shares of common stock available for future grants of awards under our 2022 Equity Incentive Plan.

7

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference herein, including, without limitation, those risk factors included in our most recent Annual Report on Form 10-K for the year ended October 31, 2025, filed with the SEC on January 20, 2026 (the “2025 Annual Report”), along with any other risk factors included in any future filings we make with the SEC and in any prospectus supplement or free writing prospectus. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described our other filings with the SEC and incorporated by reference herein and in any applicable prospectus supplement are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

Please also carefully read the section above entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page iii.

8

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders will each pay any agent’s commissions and expenses incurred by such Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses that it incurs in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

9

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders or their pledgees, donees, transferees or other successors in interest, to sell or otherwise dispose of, from time to time, up to 1,359,024 shares of our common stock in the manner contemplated under “Plan of Distribution” below.

In connection with certain registration rights that we granted to each of the Selling Stockholders, we filed with the SEC the Registration Statement, with respect to the resale or other disposition of the Shares offered by this prospectus from time to time on NYSE American, in privately negotiated transactions or otherwise. Under the Registration Rights Agreement we entered into with Novacor and the McDermott Settlement Agreement, with respect to McDermott, we agreed to keep such registration statement effective and to keep this prospectus available for use by each of the Selling Stockholders until all of the securities covered by the registration statement have been sold or may be sold without restriction under Rule 144 and, in the case of McDermott, until March 26, 2028, if such date is sooner.

The following table sets forth the names of each of the Selling Stockholders and the number of Shares that each such Selling Stockholder may offer and sell pursuant to this prospectus, as well as other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock of the Company held by each of the Selling Stockholders.

Each of the Selling Stockholders may sell some, all or none of its Shares. We do not know how long the Selling Stockholders will hold their Shares before selling them, and we currently have no agreements, arrangements or understandings with either Selling Stockholder regarding the sale or other disposition of any of its Shares. The Shares may be offered and sold from time to time by each of the Selling Stockholders pursuant to this prospectus. The information below assumes the offer and sale of all Shares beneficially owned by each of the Selling Stockholders and available for sale under this prospectus and assumes no further acquisitions or dispositions of shares of common stock by either of the Selling Stockholders. The information set forth below is based upon information obtained from each of the Selling Stockholders. The percentages of shares owned after the offering are based on 33,826,498 shares of common stock outstanding as of April 2, 2026.

	NUMBER OF SHARES OF COMMON	MAXIMUM NUMBER OF SHARES OF COMMON STOCK TO	SHARES BENEFICIALLY OWNED AFTER THE OFFERING (1)
SELLING STOCKHOLDER	STOCK BENEFICIALLY OWNED PRIOR TO OFFERING	BE SOLD PURSUANT TO THIS PROSPECTUS	NUMBER OF SHARES OF COMMON STOCK	PERCENTAGE
Novacor Exploration Ltd. (2)	912,875	912,875	0	-
McDermott Will & Schulte LLP (3)	446,149	446,149	0	-

* Less than 1%

(1) Assumes the sale of all shares offered pursuant to this prospectus.

(2) Doug Forrest, who is the President of Novacor, may also be deemed to have investment discretion and voting power over the shares held by Novacor. Mr. Forrest disclaims any beneficial ownership of these shares.. The business address of each of the aforementioned parties is 5014 48 Street, Lloydminster, AB T9V 0H8, CANADA. We have been advised that neither Mr. Forrest nor Novacor is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(3) Richard Bardahl, who is the Chief Financial Officer of McDermott, may also be deemed to have investment discretion and voting power over the shares held by McDermott. Mr. Bardahl disclaims any beneficial ownership of these shares.. The business address of each of the aforementioned parties is 333 SE 2nd Avenue, Suite 4500, Miami, FL 33131, USA. We have been advised that neither Mr. Bardahl nor McDermott is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

10

Relationship with the Selling Stockholders

Except for the ownership of the Shares, and as disclosed herein, and otherwise provided below, neither of the Selling Stockholders has not had any material relationship with us within the past three years.

Novacor

As of April 4, 2025, we and Trio Canada entered into the April 2025 Novacor APA with Novacor, pursuant to which Trio Canada acquired the April 2025 Novacor Assets for a total purchase price of (i) US$650,000, in cash and (ii) the issuance to Novacor of 526,536 shares of common stock. The April 2025 Novacor Acquisition was consummated in two closings, which was completed on May 22, 2025. See Prospectus Summary – Recent Developments – April 2025 Novacor Acquisition.

On August 20, 2025, we, through our wholly owned subsidiary Trio Canada, entered into an Asset Purchase Agreement (“APA”) with Capital Land Services Ltd. (“Capital Land”). Pursuant to the APA, Trio Canada agreed to acquire certain mineral leasehold interests and related rights located in the County of Vermilion of River, Alberta, Canada, together with associated contracts, permits, and registrations (collectively, the “Assets”). The total purchase price consists of CAD $150,000 in cash and the issuance of restricted shares of our common stock having an aggregate value of CAD $150,000. On November 3, 2025, the transactions contemplated under the APA were completed (the “Capital Land Acquisition”). At closing, Trio Canada paid Capital Land CAD $150,000 in cash and we issued 104,227 restricted shares of our common stock to Capital Land. In exchange, Trio Canada acquired the Assets, including certain wells that had been purchased out of receivership. Due to regulatory requirements of the Alberta Energy Regulator (“AER”), We arranged for all applicable licenses to be transferred to Novacor, an experienced operator with whom we have an existing commercial relationship. Novacor utilizes Capital Land as its AER agent. In consideration for Capital Land’s services as AER agent, we granted Capital Land a 1% gross overriding royalty with respect to the mineral rights, for as long as Capital Land continues to provide such services.

As of December 30, 2025, we and Trio Canada entered into the December 2025 Novacor APA with Novacor, pursuant to which Trio Canada acquired the April 2025 Novacor Assets for a total purchase price of CD$1 Million (US$730,300 based on the applicable exchange rate to U.S. Dollars). The Company issued to Novacor 912,875 restricted shares of common stock of the Company, subject to certain registration rights, which are the Shares being registered for resale in the Registration Statement. See Prospectus Summary – Recent Developments – Deember2025 Novacor Acquisition.

Under the provisions of the April 2025 Novacor APA and the December 2025 Novacor APA, Novacor provides services as the on-site operator, with respect to April 2025 Novacor Assets and the December 2025 Novacor Assets acquired by Trio Canada.

Due to regulatory requirements of the Alberta Energy Regulator (“AER”), the we arranged for all applicable licenses acquired from Capital Land Services to be transferred to Novacor. Novacor utilizes Capital Land Services as its AER agent. See Prospectus Summary – Recent Developments – Capital Land Services Acquisition.

McDermott

McDermott provided legal services to the Company in connection with the initial public offering of its shares of common stock at a price of $3.00 per share in April 2023.

11

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws.

General

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of April 2, 2026, there were 33,826,498 shares of our common stock, held by approximately 34 stockholders of record. No shares of our preferred stock are designated, issued or outstanding.

Common Stock

As of April 2, 2026, there were 33,826,498 shares of common stock outstanding. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our Restated Bylaws provide that any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors. Holders of our common stock do not have preemptive rights to purchase shares in any future issuance of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote can elect all directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and nonassessable, and any shares of our common stock to be sold pursuant to this prospectus will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption, or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Under our amended and restated certificate of incorporation our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions

Some provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

12

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by our stockholders, to issue up to shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings. Our amended and restated certificate of incorporation provides that a special meeting of stockholders may be called only by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors of a committee of our board of directors.

Elimination of Stockholder Action by Written Consent. Any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be taken by written consent.

Staggered Board. Our board of directors is divided into three classes. The directors in each class will serve a three-year term, with one class being elected each year by our stockholders. For more information on our classified board, see “Management-Classified Board of Directors.” This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors. Our amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting. Our amended and restated certificate of incorporation will not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors will be able to elect all of the directors standing for election, if they choose.

Choice of Forum. Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the “DGCL or our amended and restated certificate of incorporation or amended and restated bylaws, (4) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws, or (5) any action asserting a claim governed by the internal affairs doctrine. Under our amended and restated certificate of incorporation, this exclusive form provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the exclusive forum provision in our amended and restated certificate of incorporation would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or the rules and regulations thereunder. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

13

Our amended and restated certificate of incorporation provides that any person or entity holding, purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Amendment of Charter Provisions. The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.

The provisions of Delaware law, and our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.

Limitations on Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits our directors’ liability to the fullest extent permitted under Delaware law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

●	any breach of the director’s duty of loyalty to us or our stockholders;
●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	unlawful payment of dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law and that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. Our amended and restated bylaws will also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

14

We also entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the limitation of liability and indemnification provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which has been filed in our reports filed with the SEC.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Our common stock is listed on the NYSE American under the symbol “TPET.”

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

15

PLAN OF DISTRIBUTION

The Selling Stockholders, including each of their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of their Shares by this prospectus. We will not receive any of the proceeds from the sale of the Shares covered by this prospectus by either of the Selling Stockholders. Each Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will bear all fees and expenses incident to our obligation to register the Shares covered by this prospectus.

The Selling Stockholders may sell all or a portion of their Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, such Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions in connection with the Shares held by such Selling Stockholder. The Shares may be sold on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The Selling Stockholders may use any one or more of the following methods when disposing of their Shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an over-the-counter distribution;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the effective date of the registration statement of which this prospectus is a part;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	through firm-commitment underwritten public offerings;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of their Shares owned and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Stockholders to include the pledgee, transferee, or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer their Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the beneficial owners for purposes of this prospectus.

In connection with the sale of Shares, or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of their Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell their Shares short and deliver their Shares to close out any such short positions, or loan or pledge their Shares to broker-dealers that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of their Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

16

Broker-dealers engaged by a Selling Stockholder may arrange for other broker-dealers to participate in sales. If a Selling Stockholder effects certain transactions by selling its Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Stockholder or commissions from purchasers of its Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or Financial Industry Regulatory Authority (“FINRA”), and in the case of a principal transaction, a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to each Selling Stockholder from the sale of its Shares offered will be the purchase price of such Shares less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of its Shares to be made directly or through agents. Each Selling Stockholder also may resell all or a portion of its Shares in open market transactions in reliance upon Rule 144 under the Securities Act, rather than under this prospectus, provided that such Selling Stockholder meets the criteria and conforms to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares, or interests therein, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the Shares to be sold, the name of the Selling Stockholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale, or an exemption from registration or qualification requirements is available and the Selling Stockholders comply with such exemption’s requirements.

The Selling Stockholders and any other person participating in a sale of the Shares registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other participating person.

All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the Registration Rights Agreement entered into with Novacor and the McDermott Settlement Agreement, with respect to McDermott, we have agreed to maintain the effectiveness of the Registration Statement and to keep this prospectus available for use by the Selling Stockholders until all of the securities covered by the Registration Statement have been sold or may be sold without restriction under Rule 144 under the Securities Act, and, in the case of McDermott, until March 26, 2028, if such date is sooner.

17

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the years ended October 31, 2025 and 2024, as amended, have been so incorporated in reliance on the report of Bush & Associates CPA LLC, an independent registered public accounting firm, given on the authority of said firm as expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at http://trio-petroleum.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part of the information or documents listed below that we have filed with the SEC (File No. 001-41643):

●	Our Annual Report on Form 10-K for the year ended October 31, 2025, as filed with the SEC on January 20, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2026, as filed with the SEC on March 17, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on November 4, 2025, December 29, 2025, January 5, 2026, January 9, 2026, March 3, 2026, March 4, 2026, March 5, 2026, March 10, 2026, March 25, 2026, March 27, 2026 and March 30, 2026; and

●	The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on March 14, 2023, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended October 31, 2023, filed with the SEC on January 29, 2024.

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of the Shares shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Trio Petroleum Corp

23823 Malibu Road Suite 304 Malibu, CA 90265

Attention: Robin Ross

Telephone: (661) 324-3911

Information about us is also available at our website at https//trio-petroleum.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference.

18

1,359,024 Shares of Common Stock

Offered by the Selling Stockholders

Prospectus

, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$123
Printing expenses	$5,000
Legal fees and expenses	$35,000
Accounting fees and expenses	$5,000
Transfer agent fees and expenses	$2,000
Total	$47,123

Item 15. Indemnification of Directors and Officers

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

II-1

Our amended and restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any placement agent agreement we enter into in connection with the sale of common stock being registered hereby, the placement agent will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

II-2

Item 16. Exhibits

Exhibit-Number	Description of Exhibit
4.1	Specimen Common Stock Certificate evidencing the shares of Common Stock (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022).
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1	Registration Rights Agreement, dated as of August 15, 2025 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the Commission on August 18, 2025).
10.2	Settlement Agreement and Release, dated March 24, 2026 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the Commission on March 27, 2026)
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (Embedded as Inline XBRL document and contained in Exhibit 101).
107*	Filing fee table

* Filed herewith.

II-3

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Filing Fee Table” filed as an exhibit in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

II-4

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference herein in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)	The undersigned registrant hereby undertakes that: in a registration statement permitted by Rule 430A,

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Trio Petroleum Corp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malibu, State of California on the 3rd day of April, 2026.

TRIO PETROLEUM CORP

By:	/s/ Robin Ross
Robin Ross
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robin Ross and Gregory Overholtzer, as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution, for him or her in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Robin Ross	Chief Executive Officer and Chairman
Robin Ross	(Principal executive officer)	April 3, 2026

/s/ Gregory Overholtzer	Chief Financial Officer
Gregory Overholtzer	(principal financial officer and principal accounting officer)	April 3, 2026

/s/ William Hunter	Director
William J. Hunter		April 3, 2026

/s/ John Randall	Director
John Randall		April 3, 2026

/s/ Thomas J. Pernice	Director
Thomas J. Pernice		April 3, 2026

/s/ James Blake	Director
James Blake		April 3, 2026

II-6